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             CONTRACT OF SALE - OFFICE, COMMERCIAL AND MULTI-FAMILY
                              RESIDENTIAL PREMISES

          CONTRACT DATED May 16, 1997 between

         MACQUESTEN REALTY COMPANY, a New York Partnership, having an office at 115 South MacQuesten Parkway, Mount Vernon, NY 10550

("Seller") and

         MICHAEL ANTHONY JEWELERS, INC., a DELAWARE corporation, having an office at 115 South MacQuesten Parkway, Mount Vernon, N.Y. 10550

("Purchaser")

         Seller and Purchaser hereby covenant and agree as follows:

SECTION 1.  SALE OF PREMISES AND ACCEPTABLE TITLE

         Section 1.01. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this contract: (a) the parcel of land more particularly described in Schedule A attached hereto ("Land"); (b) all buildings and improvements situated on the Land (collectively, "Building"); (c) all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Land to the center line thereof and to any unpaid award for any taking by condemnation or any damage to the Land by reason of a change of grade of any street or highway; (d) the appurtenances and all the estate and rights of Seller in and to the Land and Building; and (e) all right, title and interest of Seller, if any, in and to the fixtures, equipment and other personal property attached or appurtenant to the Building (collectively, "Premises"). The Premises are located at or known as
         *******50 South MacQuesten Parkway, all in the City
                      of Mount Vernon, State of New York

         Section 1.02. Seller shall convey and Purchaser shall accept fee simple title to the Premises in accordance with the terms of this contract, subject only to: (a) the matters set forth in Schedule B attached hereto (collectively, "Permitted Exceptions"); and (b) such other matters as (i) the title insurer specified in Schedule D attached hereto (or if none is so specified, then any title insurer licensed to do business by the State of New York) shall be willing, without special premium, to omit as exceptions to coverage and (ii) shall be accepted by any lender described in Section 274-a of the Real Property Law ("Institutional Lender") which has committed in writing to provide mortgage financing to Purchaser for the purchase of the Premises ("Purchaser's Institutional Lender").

SECTION 2. PURCHASE PRICE, ACCEPTABLE FUNDS, EXISTING MORTGAGES, PURCHASE MONEY MORTGAGE, ESCROW OF DOWNPAYMENT AND FOREIGN PERSONS

         Section 2.01. The purchase price ("Purchase Price") to be paid by Purchaser to Seller for the Premises aS provided in Schedule C attached hereto is $1,150,000.00.

         Section 2.02. All monies payable under this contract, unless otherwise specified in this contract, shall be paid by (a) certified checks of Purchaser or any person making a purchase money loan to Purchaser drawn on any bank, savings bank, trust company or savings and loan association having a banking office in the State of New York or (b) official bank checks drawn by any such banking institution, payable to the order of Seller, except that uncertified checks of Purchaser payable to the order of Seller up to the amount of one-half of one percent of the Purchase Price shall be acceptable for sums payable to Seller at the Closing.

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         Section 2.03. (a) If Schedule C provides for the acceptance of title by
Purchaser subject to one or more existing mortgages (collectively, "Existing Mortgage(s)"), the amounts specified in Schedule C with reference thereto may be approximate. If at the Closing the aggregate principal amount of the Existing Mortgage(s), as reduced by payments required thereunder prior to the Closing, is less than the aggregate amount of the Existing Mortgage(s) as specified in Schedule C, the difference shall be added to the monies payable at the Closing, unless otherwise expressly provided herein.

         Section 2.06. In the event that Seller is a "foreign person", as defined in Internal Revenue Code Section 1445 and regulations issued thereunder (collectively the "Code Withholding Section"), or in the event that Seller fails to deliver the certification of non-foreign status required under Section 10.12(c), or in the event that Purchaser is not entitled under the Code Withholding Section to rely on such certification, Purchaser shall deduct and withhold from the Purchase Price a sum equal to ten percent (10%) thereof and shall at Closing remit the withheld amount with Forms 8288 and 8288A (or any successors thereto) to the Internal Revenue Service; and if the cash balance of the Purchase Price payable to Seller at the Closing after deduction of net adjustments, apportionments and credits (if any) to be made or allowed in favor of Seller at the Closing as herein provided is less than ten percent (10%) of the Purchase Price, Purchaser shall have the right to terminate this contract, in which event Seller shall refund the Downpayment to Purchaser and shall reimburse Purchaser for title examination and survey costs as if this contract were terminated pursuant to Section 13.02. The right of termination provided for in this Section 2.06 shall be in addition to and not in limitation of any other rights or remedies available to Purchaser under applicable law.

SECTION 3.  THE CLOSING

         Section 3.01. Except as otherwise provided in this contract, the closing of title pursuant to this contract ("Closing") shall take place on the scheduled date and time of closing specified in Schedule D (the actual date of the Closing being herein referred to as "Closing Date") at the place specified in Schedule D.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser as follows:

         Section 4.01. Unless otherwise provided in this contract, Seller is the sole owner of the Premises.

         Section 4.02. If the Premises are encumbered by an Existing Mortgage(s), no written notice has been received from the Mortgagee(s) asserting that a default or breach exists thereunder which remains uncured and no such notice shall have been received and remains uncured on the Closing Date. If copies of documents constituting the Existing Mortgage(s) and note(s) secured thereby have been exhibited to and initialed by Purchaser or its representative, such copies are true copies of the originals and the Existing Mortgage(s) and note(s) secured thereby have not been modified or amended except as shown in such documents.

         Section 4.03. The information concerning written leases (which together with all amendments and modifications thereof are collectively referred to as "Leases") and any tenancies in the Premises not arising out of the Leases (collectively, "Tenancies") set forth in Schedule E attached hereto ("Rent Schedule") is accurate as of the date set forth therein or, if no date is set forth therein, as of the date hereof, and there are no Leases or Tenancies of any space in the Premises other than those set forth therein and any subleases or subtenancies. Except as otherwise set forth in the Rent Schedule or elsewhere in this contract:

         (a) all of the Leases are in full force and effect and none of them has been modified, amended or extended;

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         (b) no renewal or extension options have been granted to tenants;

         (c) no tenant has an option to purchase the Premises;

         (d) the rents set forth are being collected on a current basis and there are no arrearages in excess of one month;

         (e) no tenant is entitled to rental concessions or abatements for any period subsequent to the scheduled date of closing;

         (f) Seller has not sent written notice to any tenant claiming that such tenant is in default, which default remains uncured;

         (g) no action or proceeding instituted against Seller by any tenant of the Premises is presently pending in any court, except with respect to claims involving personal injury or property damage which are covered by insurance; and

         (h) there are no secured deposits other than those set forth in the Rent Schedule.

If any Leases which have been exhibited to and initialed by Purchaser or its representative contain provisions that are inconsistent with the foregoing representations and warranties, such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to the provisions of the Leases.

         Section 4.04. If the Premises or any part thereof are subject to the New York City Rent Stabilization Law, Seller is and on the Closing Date will be a member in good standing of the Real Estate Industry Stabilization Association, and except as otherwise set forth in the Rent Schedule, there are no proceedings with any tenant presently before the Conciliation and Appeals Board in which a tenant has alleged an overcharge of rent or diminution of services or similar grievance, and there are no outstanding orders of the Conciliation and Appeals Board that have not been complied with by Seller.

         Section 4.05. If the Premises or any part thereof are subject to the New York City Emergency Rent and Rehabilitation Law, the rents shown are not in excess of the maximum collectible rents, and except as otherwise set forth in the Rent Schedule, no tenants are entitled to abatements as senior citizens, there are no proceedings presently pending before the rent commission in which a tenant has alleged an overcharge of rent or diminution of services or similar grievance, and there are no outstanding orders of the rent commission that have not been complied with by Seller.

         Section 4.06. If an insurance schedule is attached hereto, such schedule lists all insurance policies presently affording coverage with respect to the Premises, and the information contained herein is accurate as of the date set forth therein or, if no date is set forth therein, as of the date hereof.

         Section 4.07. If a payroll schedule is attached hereto, such schedule lists all employees presently employed at the premises, and the information contained therein is accurate as of the date set forth therein or, if no date is set forth therein, as of the date hereof, and except as otherwise set forth in such schedule, none of such employees is covered by a union contract and there are no retroactive increases or other accrued and unpaid sums owned to any employee.

         Section 4.08. If a schedule of service, maintenance, supply and management contracts ("Service Contracts") is attached hereto, such schedule lists all such contracts affecting the Premises, and the information set forth therein is accurate as of the date set forth therein or, if no date is set forth therein, as of the date hereof.

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         Section 4.09. If a copy of a certificate of occupancy for the Premises has been exhibited to and initialed by Purchaser or its representative, such copy is a true copy of the original and such certificate has not been amended, but Seller makes no representation as to compliance with any such certificate.

         Section 4.10. The assessed valuation and real estate taxes set forth in Schedule D, if any, are the assessed valuation of the Premises and the taxes paid or payable with respect thereto for the fiscal year indicated in such schedule. Except as otherwise set forth in Schedule D, there are no tax abatements or exemptions affecting the Premises.

         Section 4.11. Except as otherwise set forth in a schedule attached hereto, if any, if the Premises are used for residential purposes, each apartment contains a range and a refrigerator, and all of the ranges and refrigerators and all of the items of personal property (or replacements thereof) listed in such schedule, if any, are and on the Closing Date will be owned by Seller free of liens and encumbrances other than the lien(s) of the Existing Mortgage(s), if any.

         Section 4.12. Seller has no actual knowledge that any incinerator, boiler or other burning equipment on the Premises is being operated in violation of applicable law. If copies of a certificate or certificates of operation therefor have been exhibited to and initialed by Purchaser or its representative, such copies are true copies of the originals.

         Section 4.13. Except as otherwise set forth in Schedule D, Seller has no actual knowledge of any assessment payable in annual installments, or any part thereof, which has become a lien on the Premises.

         Section 4.14. Seller is not a "foreign person" as defined in the Code Withholding Section.

SECTION 5.  ACKNOWLEDGMENTS OF PURCHASER

         Purchaser acknowledges that:

         Section 5.01. Purchaser has inspected the Premises, is fully familiar with the physical condition and state of repair thereof, and, subject to the provisions of Section 7.01, Section 8.01, and Section 9.04, shall accept the Premises "as is" and in their present condition, subject to reasonable use, wear, tear and natural deterioration between now and the Closing Date, without any reduction in the Purchase Price for any change in such condition by reason thereof subsequent to the date of this contract.

         Section 5.02. Before entering into this contract, Purchaser has made such examination of the Premises, the operation, income and expenses thereof and all other matters affecting or relating to this transaction as Purchaser deemed necessary. In entering into this contract, Purchaser has not been induced by and has not relied upon any representations, warranties or statements, whether or implied, made by Seller or any agent, employee or other representative of Seller or by any broker or any other person representing or purporting to represent Seller, which are not expressly set forth in this contract, whether or not any such representations, warranties or statements were made in writing or orally.

SECTION 6.  SELLER'S OBLIGATIONS AS TO LEASES

         Section 6.01. Unless otherwise provided in a schedule attached to this contract, between the date of this contract and the Closing, Seller shall not, without Purchaser's prior written consent, which consent shall not be unreasonably withheld: (a) amend, renew or extend any Lease in any respect, unless required by law; (b) grant a written lease to any tenant occupying space pursuant a Tenancy; or (c) terminate any Lease or Tenancy except by reason of a default by the tenant thereunder.

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         Section 6.02. Unless otherwise provided in a schedule attached to this contract, between the date of this contract and the Closing, Seller shall not permit occupancy of, or enter into any new lease for, space in the Building which is presently vacant or which may hereafter become vacant without first giving Purchaser written notice of the identity of the proposed tenant, together with (a) either a copy of the proposed lease or a summary of the terms thereof in reasonable detail and (b) a statement of the amount of the brokerage commission, if any, payable in connection therewith and the terms of payment thereof. If Purchaser objects to such proposed lease, Purchaser shall so notify Seller within 4 business days after receipt of Seller's notice if such notice was personally delivered to Purchaser, or within 7 business days after the mailing of such notice by Seller to Purchaser, in which case Seller shall not enter into the proposed lease. Unless otherwise provided in a schedule attached to this contract, Purchaser shall pay to Seller at the Closing, in the manner specified in Section 2.02, the rent and additional rent that would have been payable under the proposed lease from the date on which the tenant's obligation to pay rent would have commenced if Purchaser had not so objected until the Closing Date, less the amount of the brokerage commission specified in Seller's notice and the reasonable cost of decoration or other work required to be performed by the landlord under the terms of the proposed lease to suit the premises to the tenant's occupancy ("Reletting Expenses"), prorated in each case over the terms of the proposed lease and apportioned as of the Closing Date. If Purchaser does not so notify Seller of its objection, Seller shall have the right to enter into the proposed lease with the tenant identified in Seller's notice and Purchaser shall pay to Seller, in the manner specified in Section 2.02, the Reletting Expenses, prorated in each case over the terms of the lease and apportioned as of the later of the Closing Date or the rent commencement date. Such payment shall be made by Purchaser to Seller at the Closing. In no event shall the amount so payable to Seller exceed the sums actually paid by Seller on account thereof.

         Section 6.03. If any space is vacant on the Closing Date, Purchaser shall accept the Premises subject to such vacancy, provided that the vacancy was not permitted or created by Seller in violation of any restrictions contained in this contract. Seller shall not grant any concessions or rent abatements for any period following the Closing without Purchaser's prior written consent. Seller shall not apply all or any part of the security deposit of any tenant unless such tenant has vacated the Premises.

         Section 6.04. Seller does not warrant that any particular Lease or Tenancy will be in force or effect at the Closing or that the tenants will have performed their obligations thereunder. The termination of any Lease or Tenancy prior to the Closing by reason of the tenant's default shall not affect the obligations of Purchaser under this contract in any manner or entitle Purchaser to an abatement of or credit against the Purchase Price or give rise to any other claim on the part of Purchaser.

         Section 6.05. Seller hereby indemnifies and agrees to defend Purchaser against any claim made pursuant to Section 7-107 or Section 7-108 of the General Obligation Law (the "GOL") by tenants who resided in the Premises on or prior to the Closing Date other than (a) claims with respect to tenants' security deposits paid, credited or assigned to Purchaser pursuant to Section 10.03, (b) claims made pursuant to Section 7-107 of the GOL with respect to funds for which Seller was not liable, and (c) claims made pursuant to Section 7-108 of the GOL by tenants to whom Purchaser failed to give the written notice specified in
Section 7-108(c) of the GOL within thirty days after the Closing Date. The foregoing indemnity and agreement shall survive the Closing and shall be in lieu of any escrow permitted by Section 7-108(d) of the GOL, and Purchaser hereby waives any right it may have to require any such escrow.

SECTION 8.  DESTRUCTION, DAMAGE OR CONDEMNATION

         Section 8.01. The provisions of Section 5-1311 of the General Obligations Law shall apply to the sale and purchase provided for in this contract.

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SECTION 9.  COVENANTS OF SELLER

         Seller covenants that between the date of this contract and the
Closing:

         Section 9.01. The Existing Mortgage(s) shall not be amended or supplemented or prepaid in whole or in part. Seller shall pay or make, as and when due and payable, all payments of principal and interest and all deposits required to be paid or made under the Existing Mortgage(s).

         Section 9.02. Seller shall not modify or amend any Service Contract or enter into any new service contract unless the same is terminable without penalty by the then owner of the Premises upon not more than 30 days' notice.

         Section 9.03. If an insurance schedule is attached hereto, Seller shall maintain in full force and effect until the Closing the insurance policies described in such schedule or renewals thereof of no more than one year of those expiring before the Closing.

         Section 9.04. No fixtures, equipment or personal property included in this sale shall be removed from the Premises unless the same are replaced with similar items of at least equal quality prior to the Closing.

         Section 9.05. Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the premises for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Real estate tax refunds and credits received after the Closing Date which are attributable to the fiscal tax year during which the Closing Date occurs shall be apportioned between Seller and Purchaser, after deducting the expenses of collection thereof, which obligation shall survive the Closing.

         Section 9.06. Seller shall allow Purchaser or Purchaser's representatives access to the Premises, the Leases and other documents required to be delivered under this contract upon reasonable prior notice at reasonable times.

SECTION 10.  SELLER'S CLOSING OBLIGATION

         At the Closing, Seller shall deliver the following to Purchaser: * or prior to

         Section 10.01. A statutory form of bargain and sale deed with covenant against grantor's acts, containing the covenant required by Section 13 of the Lien Law, and properly executed in proper form for recording so as to convey the title required by this contract.

         Section 10.02. All Leases initialed by Purchaser and all others in Seller's possession.

         Section 10.03. A schedule of all security deposits (and, if the Premises contains six or more family dwelling units, the most recent report with respect thereto issued by each banking organization in which they are deposited pursuant to GOL Section 7-103) and a check or credit to Purchaser in the amount of any cash security deposits, including any interest thereon, held by Seller on the Closing Date or, if held by an Institutional Lender, an assignment to Purchaser and written instructions to the holder of such deposits to transfer the same to Purchaser, and appropriate instruments of transfer or assignment with respect to any security deposits which are other than cash.

         Section 10.04. A schedule updating the Rent Schedule and setting forth all arrears in rents and all prepayments of rents.

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         Section 10.05. All Service Contracts initialed by Purchaser and all others in Seller's possession which are in effect on the Closing Date and which are assignable by Seller.

         Section 10.06. An assignment to Purchaser, without recourse or warranty, of all of the interest of Seller in those Service Contracts, insurance policies, certificates, permits and other documents to be delivered to Purchaser at the Closing which are then in effect and are assignable by Seller.

         Section 10.07. (a) Written consent(s) of the Mortgagee(s), if required under Section 2.03(b), and (b) certificate(s) executed by the Mortgagee(s) in proper form for recording and certifying (i) the amount of the unpaid principal balance thereof, (ii) the maturity date thereof, (iii) the interest rate, (iv) the last date to which interest has been paid thereon and (v) the amount of any escrow deposits held by the Mortgagee(s). Seller shall pay the fees for recording such certificate(s). Any Mortgagee which is an Institutional Lender may furnish a letter complying with Section 274-a of the Real Property Law in lieu of such certificate.

         Section 10.08. An assignment of all Seller's right, title and interest in escrow deposits for real estate taxes, insurance premiums and other amounts, if any, then held by the Mortgagee(s).

         Section 10.09. All original insurance policies with respect to which premiums are to be apportioned or, if unobtainable, true copies of certificates thereof.

         Section 10.10. To the extent they are then in Seller's possession and not posted at the Premises, certificates, licenses, permits, authorizations and approvals issued for or with respect to the Premises by governmental and quasi-governmental authorities having jurisdiction.

         Section 10.11. Such affidavits as Purchaser's title company shall reasonably require in order to omit from its title insurance policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name.

         Section 10.12.(a) Checks to the order of the appropriate officers in payment of all applicable real property transfer taxes and copies of any required tax returns therefor executed by Seller, which checks shall be certified or official bank checks if required by the taxing authority, unless Seller elects to have Purchaser pay any of such taxes and credit Purchaser with the amount thereof, (b) the Tentative Assessment and Return or Statement of No Tax Due or affidavit (whichever is applicable) and the checks and other items (if any) required under Section 17.09(a), and (c) a certification of non-foreign status, in form required by the Code Withholding Section, signed under penalty of perjury. Seller understands that such certification will be retained by Purchaser and will be made available to the Internal Revenue Service on request.

         Section 10.13. To the extent they are then in Seller's possession, copies of current painting and payroll records. Seller shall make all other Building and tenant files and records available to Purchaser for copying, which obligation shall survive the Closing.

         Section 10.14. An original letter, executed by Seller or by its agent, advising the tenants of the sale of the Premises to Purchaser and directing that rents and other payments thereafter be sent to Purchaser or as Purchaser may direct.

         Section 10.15. Notice(s) to the Mortgagee(s), executed by Seller or its agent, advising of the sale of the Premises to Purchaser and directing that future bills and other correspondence should thereafter be sent to Purchaser or as Purchaser may direct.

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         Section 10.16. If Seller is a corporation and if required by Section
909 of the Business Corporation Law, a resolution of Seller's board of directors authorizing the sale and delivery of the deed and a certificate executed by the secretary or assistant secretary of Seller certifying as to the adoption of such resolution and setting forth facts showing that the transfer complies with the requirements of such law. The deed referred to in Section 10.01 shall also contain a recital sufficient to establish compliance with such law.

         Section 10.17. Possession of the Premises in the condition required by this contract, subject to the Leases and Tenancies, and keys therefor.

         10.18. Any other documents required by this contract to be delivered by Seller.

SECTION 11.  PURCHASER'S CLOSING OBLIGATIONS

         At the Closing, Purchaser shall:

         Section 11.01. Deliver to Seller checks in payment of the portion of the Purchase Price payable at the Closing, as adjusted for apportionments under
Section 12, plus the amount of escrow deposits, if any, assigned pursuant to
Section 10.08.

         Section 11.03. Deliver to Seller an agreement indemnifying and agreeing to defend Seller against any claims made by tenants with respect to tenants' security deposits to the extent paid, credited or assigned to Purchaser under
Section 10.03.

         Section 11.04. Cause the deed to be recorded, duly complete all required real property transfer tax returns and cause all such returns and checks in payment of such taxes to be delivered to the appropriate officers promptly after the Closing.

         Section 11.05. Deliver any other documents required by this contract to be delivered by Purchaser * of the Seller

SECTION 12.  APPORTIONMENTS

         Section 12.01. The following apportionments shall be made between the parties at the Closing as of the close of business on the day prior to the Closing Date:

         (a) prepaid rents and Additional Rents (as defined in Section 12.03);

         (b) interest on the Existing Mortgage(s);

         (c) real estate taxes, water charges, sewer rents and vault charges, if any, on the basis of the fiscal period for which assessed, except that if there is a water meter on the Premises, apportionment at the Closing shall be based on the last available reading, subject to adjustment after the Closing when the next reading is available;

         (d) wages, vacation pay, pension and welfare benefits and other fringe benefits of all persons employed at the Premises whose employment was not terminated at or prior to the Closing;

         (e) value of fuel stored on the Premises, at the price then charged by Seller's supplier, including any taxes;

         (f) charges under transferable Service Contracts or permitted renewals or replacements thereof;

         (g) permitted administrative charges, if any, on tenant's security deposits;

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         (h) dues to rent stabilization associations, if any;

         (i) insurance premiums on transferable insurance policies listed on a schedule hereto or permitted renewals thereof;

         (j) Reletting Expenses under Section 6.02, if any; and

         (k) any other items listed in Schedule D.

         If the Closing shall occur before a new tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate for the preceding period applied to latest assessed valuation. Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed. Any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected, which obligations shall survive the Closing.

         Section 12.02. If any tenant is in arrears in the payment of rent on the Closing Date, rents received from such tenant after the Closing shall be applied in the following order of priority: (a) first to the month preceding the month in which the Closing occurred; (b) then to the month in which the Closing occurred; (c) then to the month or months following the month in which the Closing occurred; and (d) then to the period prior to the month preceding the month in which the Closing occurred. If rents or any portion thereof received by Seller or Purchaser after the Closing are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, shall be promptly paid to the other party, which obligation shall survive the Closing.

         Section 12.03. If any tenants are required to pay percentage rent, escalation charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by Purchaser after the Closing which are attributable in whole or in part to any period prior to the Closing, then Purchaser shall promptly pay to Seller Seller's proportionate share thereof, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, if and when the tenant paying the same has made all payments of rent and Additional Rent then due to Purchaser pursuant to the tenant's Lease, which obligation shall survive the Closing.

SECTION 13. OBJECTIONS TO TITLE, FAILURE OF SELLER OR PURCHASER TO PERFORM AND VENDEE'S LIEN

         Section 13.01. Purchaser shall promptly order an examination and title and shall cause a copy of the title report to be forwarded to Seller's attorney upon receipt. Seller shall be entitled to a reasonable adjournment or adjournments of the Closing for up to 60 days or until the expiration date of any written commitment of Purchaser's Institutional Lender delivered to Purchaser prior to the schedule date of Closing, whichever occurs first, to remove any defects in or objections to title noted in such title report and any other defects or objections which may be disclosed on or prior to the Closing Date.

         Section 13.03. Any unpaid taxes, assessments, water charges and sewer rents, together with the interest and penalties thereon to a date not less than two days following the Closing Date, and any other liens and encumbrances which Seller is obligated to pay and discharge or which are against corporations, estates or other persons in the chain of title, together with the cost of recording or filing any instruments necessary to discharge such liens and encumbrances of record, may be paid out of the proceeds of the monies payable at the Closing if Seller delivers to Purchaser on the Closing Date official bills for such taxes, assessments, water charges, sewer rents, interest and penalties and instruments in recordable form sufficient to discharge any other liens and encumbrances of record. Upon request made a reasonable time before the Closing, Purchaser shall provide at the Closing separate checks for the foregoing payable to the order of the holder of any such lien, charge or encumbrance and otherwise complying with Section 2.02. If Purchaser's title insurance company is willing to insure both Purchaser and Purchaser's Institutional Lender, if any, that such charges, liens and encumbrances will not be collected out of or enforced against the Premises, then, unless Purchaser's Institutional Lender reasonably refuses to accept such insurance in lieu of actual payment and discharge, Seller shall have the right in lieu of payment and discharge to deposit with the title insurance company such funds or assurances or to pay such special or additional premiums as the title insurance company may require in order to so insure. In such case the charges, liens and encumbrances with respect to which the title insurance company has agreed so to insure shall not be considered objections to title.

         Section 13.04. If Purchaser shall default in the performance of its obligation under this contract to purchase the Premises, the sole remedy of Seller shall be to retain the Downpayment as liquidated damages for all loss, damage and expense suffered by Seller, including without limitation the loss of its bargain.

         Section 13.05. Purchaser shall have a vendee's lien against the Premises for the amount of the Downpayment, but such lien shall not continue after default by Purchaser under this contract.

SECTION 14.  BROKER

         Section 14.01. If a broker is specified in Schedule D, Seller and Purchaser mutually represent and warrant that such broker is the only broker with whom they have dealt in connection with this contract and that neither Seller nor Purchaser knows of any other broker who has claimed or may have the right to claim a commission in connection with this transaction, unless otherwise indicated in Schedule D. The commission of such broker shall be paid pursuant to separate agreement by the party specified in Schedule D. If no broker is specified in Schedule D, the parties acknowledge that this contract was brought about by direct negotiation between Seller and Purchaser and that neither Seller nor Purchaser knows of any broker entitled to a commission in connection with this transaction. Unless otherwise provided in Schedule D, Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this paragraph. The representations and obligations under this paragraph shall survive the Closing or, if the Closing does not occur, the termination of this contract.

SECTION 15.  NOTICES

         Section 15.01. All notices under this contract shall be in writing and shall be delivered personally or shall be sent by prepaid registered or certified mail, addressed as set forth in Schedule D, or as Seller or Purchaser shall otherwise have given notice as herein provided.

SECTION 16. LIMITATIONS ON SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS
                         AND OTHER OBLIGATIONS

         Section 16.01. Except as otherwise provided in this contract, no representations, warranties, covenants or other obligations of Seller set forth in this contract shall survive the Closing, and no action based thereon shall be commenced after the Closing. The representations, warranties, covenants and other obligations of Seller set forth in Section 4.03, Section 6.01 and Section
6.02 shall survive until the Limitation Date specified in Schedule D (or if none is so specified, the Limitation Date shall be the date which is six months after the Closing Date), and no action based thereon shall be commenced after the Limitation Date.

         Section 16.02. The delivery of the deed by Seller, and the acceptance thereof by Purchaser, shall be deemed in full performance and discharge of every obligation on the part of Seller to be performed hereunder, except those obligations of Seller which are expressly stated in this contract to survive the Closing.

SECTION 17.  GAINS TAX AND MISCELLANEOUS PROVISIONS

         Section 17.01. If consent of the Existing Mortgagee(s) is required under Section 2.03(b), Purchaser shall not assign this contract or its rights hereunder without the prior written consent of Seller. No permitted assignment of Purchaser's rights under this contract shall be effective against Seller unless and until an executed counterpart of the instrument of assignment shall have been delivered to Seller and Seller shall have been furnished with the name and address of the assignee. The term "Purchaser" shall be deemed to include the assignee under any such effective assignment.

         Section 17.02. This contract embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this contract. Neither this contract nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

         Section 17.03. This contract shall be governed by, and construed in accordance with, the law of the State of New York.

         Section 17.04. The captions in this contract are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this contract or any of the provisions hereof.

         Section 17.05. This contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns.

         Section 17.06. This contract shall not be binding or effective until properly executed and delivered by Seller and Purchaser.

         Section 17.07. As used in this contract, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

         Section 17.08. If the provisions of any schedule or rider to this contract are inconsistent with the provisions of this contract, the provisions of such schedule or rider shall prevail. Set forth in Schedule D is a list of any and all schedules and riders which are attached hereto but which are not listed in the Table of Contents.

         Section 17.09. (a) Seller and Purchaser agree to comply in a timely manner with the requirements of Article 31-B of the Tax Law of the State of New York and the regulations applicable thereto, as the same from time to time may be amended (collectively, the "Gains Tax Law"). Purchaser agrees to deliver to Seller a duly executed and acknowledged Transferee Questionnaire simultaneously with the execution of this contract or within five (5) business days after subsequent written request from Seller or Seller's attorney. At the Closing, Seller shall deliver (i) an official Statement of No Tax Due or (ii) an official Tentative Assessment and Return accompanied by a certified check or official bank check drawn on any banking institution described in Section 2.02(a), payable to the order of the State Tax Commission in the amount of the tax shown to be due thereon (it being understood, however, that if Seller has duly elected to pay such tax in installments, the amount so required to be paid shall be the minimum installment of such tax then permitted to be paid), or (iii) if applicable, a duly executed and acknowledged affidavit in form permitted under the Gains Tax Law claiming exemption therefrom.

         (b) Seller agrees (i) to pay promptly any installment(s) or additional tax due under the Gains Tax Law, and interest and penalties thereon, if any, which may be assessed or due after the Closing, (ii) to indemnify and save the Purchaser harmless from and against any of the foregoing and any damage, liability, cost or expense (including reasonable attorneys' fees) which may be suffered or incurred by Purchaser by reason of the non-payment thereof, and (iii) to make any other payments and execute, acknowledge and deliver such further documents as may be necessary to comply with the Gains Tax Law.

         (c) If this contract is assignable by Purchaser, no assignment of any rights hereunder shall be effective unless every assignor and assignee complies in a timely manner with the requirements of the Gains Tax Law applicable to the assignment transaction and unless an assignor or assignee delivers to Seller at or before the Closing the applicable items referred to in subparagraph (a) of this Section, all as may be required as a prerequisite to the recording of the deed. In addition to making the payments and delivering the instruments and documents referred to above, Purchaser and any assignor or assignee of this contract shall promptly (i) make any other payments and (ii) execute, acknowledge and deliver such further documents and instruments as may be necessary to comply with the Gains Tax Law.

         (d) Purchaser, if request is made within a reasonable time prior to the Closing Date, shall provide at the Closing a separate certified or official bank check drawn on any banking institution described in Section 2.02(a) in the amount of the tax shown to be due on the official Tentative Assessment and Return, which amount shall be credited against the balance of the Purchase Price payable at the Closing.

         (e) The provisions of this 17.09 shall survive the delivery of the deed.

         IN WITNESS WHEREOF, the parties hereto have executed this contract as of the date first above written.

                  Seller:                   MACQUESTEN REALTY COMPANY

                                            By:____________________________
                                            MICHAEL PAOLERCIO, PARTNER

                  Purchaser:                MICHAEL ANTHONY JEWELERS, INC.

                                            BY:________________________________
                                            FREDRIC R. WASSERSPRING

Receipt by Escrowee

The undersigned Escrowee hereby acknowledges receipt of
$      , by check subject to collection, to be
held in escrow pursuant to Section 2.05.

         ---------------------------------

                  SCHEDULE A

         DESCRIPTION OF PREMISES

   (to be attached separately and to include tax map designation)

             SCHEDULE B

         PERMITTED EXCEPTIONS

1. Zoning regulations and ordinances which are not violated by the existing structures or present use thereof and which do not render title uninsurable.

2. Consents by the Seller or any former owner of the Premises for the erection of any structure or structures on, under or above any street or streets on which the Premises may abut.

3. The Existing Mortgage(s) and financing statements, assignments of leases and other collateral assignments ancillary thereto.

4. Leases and Tenancies specified in the Rent Schedule and any new leases or tenancies not prohibited by this contract.

5. Unpaid installments of assessment not due and payable on or before the Closing Date.

6. Financing statements, chattel mortgages and liens on personalty filed more than 5 years prior to the Closing Date and not renewed, or filed against property or equipment no longer located on the Premises or owned by Tenants.

7. (a) Rights of utility companies to lay, maintain, install and repair pipes, lines, poles, conduits, cable boxes and related equipment on, over and under the Premises, provided that none of such rights imposes any monetary obligation on the owner of the Premises.

   (b) Encroachments of stoops, areas, cellar steps, trim cornices, lintels, window sills, awnings, canopies, ledges, fences, hedges, coping and retaining walls projecting from the Premises over any street or highway or over any adjoining property and encroachments of similar elements projecting from adjoining property over the Premises.

   (c) Revocability or lack of right to maintain vaults, coal chutes, excavations or sub-surface equipment beyond the line of the Premises.

   (d) Any state of facts that an accurate survey would disclose, provided that such facts do not render title unmarketable. For the purposes or this contract, none of the facts shown on the survey, if any, identified below shall be deemed to render title unmarketable, and Purchaser shall accept title subject thereof:

   (e) Covenants, restrictions and easements of record as set forth in Schedule F annexed hereto.

   (f) Leases and tenancies as set forth in Schedule E hereto annexed.

           SCHEDULE C

         PURCHASE PRICE

The purchase price shall be paid as follows:

   (a) By check subject to collection, the receipt of which is hereby
acknowledged by Seller;                           $

   (b) By check or checks delivered to Seller at the Closing in accordance with the provisions of Section 2.02:
                                                                  $1,150,000.00

   (c) By acceptance of title subject to the following Existing Mortgage(s)

   (d) By execution and delivery to Seller by Purchaser or its assignee of a note secured by a Purchase Money Mortgage on the Premises, payable as follows:

                                    -------------
Purchase Price                      $1,150,000.00
                                    =============

                  SCHEDULE D

                MISCELLANEOUS

1. Title insurer designated by the parties (Section 1.02): Commonwealth Land and Title Insurance Company

2. Last date for consent by Existing Mortgagee(s) (Section 2.03(b)):
                           N/A

3. Maximum Interest Rate of any Refinanced Mortgage (Section 2.04(b)): N/A

4. Prepayment Date on or after which Purchase Money Mortgage may be prepaid (Section 2.04(c)):
                           N/A

5. Seller's tax identification number (Section 2.05): 13-3864592

6. Purchaser's tax identification number (Section 2.05): 13-2910285

7. Scheduled time and date of Closing (Section 3.01):
               MAY 16, 1997, 9:00 AM

8. Place of Closing (Section 3.01):
               115 South MacQuesten Parkway, Mount Vernon, NY

9. Assessed valuation of Premises (Section 4.10):
   Actual Assessment:    See Rider
   Transition Assessment:

10. Fiscal year and annual real estate taxes on Premises (Section 4.10): See
    Rider

11. Tax abatements or exemptions affecting Premises (Section 4.10): N/A

12. Assessments on Premises (Section 4.13):
               NONE

13. Maximum Amount which Seller must spend to cure violations, etc. (Section 7.02): N/A

14. Maximum Expense of Seller to cure title defects, etc. (Section 13.02): NONE

15. Broker, if any (Section 14.01):
               NONE

16. Party to pay broker's commission (Section 14.01):
               N/A

17. Address for notices (Section 15.01):

    If to Seller:     Michael Paolercio
                      MacQuesten Realty Company
                      115 South MacQuesten Parkway
                      Mount Vernon, New York  10550
             with a copy to Seller's attorney:
                      Bernard Segal, Esq.
                      5 Waller Avenue
                      White Plains, NY  10601
             If to Purchaser:  Fredric R. Wasserspring
                      Michael Anthony Jewelers, Inc.
                      115 South MacQuesten Parkway
                      Mount Vernon, NY  10550
             with a copy to Purchaser's attorney:
                      Jill S. Nadborny, Esq.
                      McCarthy, Fingar, Donovan, Drazen & Smith
                      11 Martine Avenue, White Plains, NY  10606

18. Limitation Date for actions based on Seller's surviving representations and other obligations (Section 16.01):

19. Additional Schedules or Riders (Section 17.08):

                                                    SCHEDULE E

                                                    RENT SCHEDULE

                                   SCHEDULE A

PARCEL 1:                  50 SOUTH MACQUESTEN PARKWAY
TAX MAP DESIGNATION:       SECTION 164.75,  BLOCK 1057,  LOTS 12 AND 14

ALL that certain plot, piece of land, with the buildings and improvements thereon erected, situate, lying and being in the city of Mount Vernon, County of Westchester and State of New York being portions of Lots Nos. 286, 287, 288, 289 & 290 on a certain map entitled "Map of West Mount Vernon, lying in the Town of Eastchester, County of Westchester and State of New York," made for the Teutonia Homestead Association by Gustavus A. Sacchi, filed in the Office of the County Clerk Division of Land Records, formerly Register's Office, Westchester County, New York, on May 1st, 1852, as Map No. 151, and which portions of lots taken together are bounded and described as follows:

BEGINNING at the corner formed by the Intersection of the northwesterly side of MacQuesten Parkway South (formerly South Railroad Avenue) and the southwesterly side of South West Street;

RUNNING thence along the southwesterly side of South West Street and along the Southerly line of Lot No. 285, as shown on said map, North 57 degrees 33 minutes 08 seconds West, 218.70 feet to the easterly line of land now or formerly of the New York Central Railroad Company, and formerly being the land of New York State Realty and Terminal Company;

THENCE along the easterly line of said Railroad Company land South 32 degrees 26 minutes 31 seconds West, 178.00 feet to a point;

THENCE South 57 degrees 33 minutes 08 seconds East 218.68 feet to the northwesterly side of MacQuesten Parkway South (formerly South Railroad Avenue); and

THENCE along the same, North 32 degrees 26 minutes 52 seconds East, 178.00 feet to the point or place of BEGINNING.

                                   SCHEDULE E

                                  RENT SCHEDULE

(1) 50 South MacQuesten Parkway, Mount Vernon, New York, pursuant to a Lease dated May 1, 1995 between Michael Anthony Company ("Lessor"), and Michael Anthony Jewelers Inc. ("Lessee");

                                   SCHEDULE F

1. Unrecorded Agreement between Adolf Novotny and New York Realty and Terminal Company dated October 1, 1912, recited in Liber 2950 cp 435 and subsequent mesne conveyances.

                  RIDER TO CONTRACT OF SALE

BETWEEN: MACQUESTEN REALTY COMPANY, SELLERS,
AND MICHAEL ANTHONY JEWELERS, INC., PURCHASERS,
OF PREMISES: 50 SOUTH MACQUESTEN PARKWAY, MOUNT VERNON,
NEW YORK 10550.

         1. This rider is part of the above captioned contract of sale. If any of the provisions of this rider shall conflict with or be inconsistent with any printed provisions of this contract, then the provisions of this rider shall control.

         2. In the event that the Seller shall be unable to convey marketable title to the premises hereinabove described, subject to the liens, encumbrances and defects herein specifically enumerated, the Purchaser shall, at his election, have the right to accept such title as the Seller is able to convey, without any claim on the part of the Purchaser for abatement for defects or objections; or the Purchaser shall have the right to rescind this contract and upon such rescission, pursuant to this paragraph, the Purchaser shall be entitled to reimbursement for title company charges, if the Purchaser has ordered title insurance, or the cost of an abstract of title, if ordered, and upon such reimbursement, this contract shall be null, void and of no force and effect and the Seller shall then be under no obligation or liability whatever to the Purchaser for any damages that the Purchaser may have sustained by reason of the Seller's failure to convey title hereunder.

         3. Violations filed in any County, City, State or Federal Department shall not be an objection to title, and the Purchaser shall take title subject to all such violations.

         4. Liens for unpaid franchise tax of any corporation in the chain of title, and liens for transfer, inheritance, estate or other similar taxes, whether fixed or undetermined, shall be no objection to title provided the Seller, at closing of title, makes a deposit with Purchaser's title insurance company sufficient to induce them to omit any such exceptions from the policy they deliver to the Purchaser and the Purchaser's Lending Institution and further that the Purchaser's Lending Institution shall consent to same.

         5. The Purchaser had inspected the premises and agrees to take said premises "AS IS" in its present physical condition, and the Seller has made no representation or warranty other than any specifically set forth herein.

         6. OMITTED

                  7. Purchaser has conducted an environmental investigation of the Premises and has taken such tests and/or samples, including without limitation, soil and ground water samples which the Purchaser believes is necessary to evaluate the environmental condition of the Premises. Seller makes no representation regarding the present condition of the Premises, past uses of the Premises by the Seller or by any previous owner or lessee of the Premises, or compliance with any federal, state or local law, ordinance or regulation relating to the protection of health or the environment ("Environmental Law"). It is the sole responsibility under this Agreement of the Purchaser to determine the environmental condition of the Premises. Nothing in this paragraph shall be construed as altering the common law or statutory rights or liabilities of Seller or Purchaser as against the other or any third party provided, however, that neither Seller or its principals, shall be liable to the Purchaser for (i) the act of making material omissions or (ii) the act of failing to disclose with the respect to (a) the present environmental condition of the Premises, (b) past usages of the Premises by the Seller or by any previous owner or lessee of the Premises, or (c) the Seller's compliance with any Environmental Law.

"Adverse environmental condition" is defined as:

         (1) the actual or potential contamination of the soil, air or water (whether surface water or ground water) on or about the Premises by hazardous, toxic, dangerous, or restricted, substances, wastes, products or materials ("Hazardous Substances");

         (2) the presence of Hazardous Substances which are stored upon the subject premises, except where such Hazardous Substances are used, produced, and/or stored at the Property in the ordinary course of business at the Property in full compliance with Environmental Law.

          8. Section 1.01(a) is amended by the insertion after the word "hereto" on the fourth line of the words "and all air rights and other rights with respect hereto to the extent owned by Seller".

         9. Sections 5.01 and 5.02 are amended by the insertion of the following words at the beginning of each paragraph "Other than as set forth herein and in the riders attached hereto,.."

         10. Section 11.04 is amended by the insertion of the following sentence at the end thereof. "Purchaser shall at the closing pay the Mount Vernon Transfer Tax".

         11. Schedule D, Item 9 - Assessed Valuation

                      50 Building:     Land     $25,300
                                       Total    $80,000

                      50 Lot:          Land     $15,300
                                       Total    $15,300

         12. Schedule D, Item 10 - Real Estate Taxes

         50 Building:
                  1997 City tax                                $12,624.
                  96/97 School tax was                         $23,312.
                  1996 State, County, Sewer tax                $ 6,974.

         50 Lot:
                  1997 City tax                                $ 2,414.
                  96/97 School tax was                         $ 4,458.
                  1996 State, County, Sewer tax                $ 1,334.

         13. Seller grants to Purchaser the exclusive option (the "Option") to purchase from Seller the properties known as 60 South MacQuesten Parkway and 70 South MacQuesten Parkway, both located in Mount Vernon, New York (the "Properties"), which are described in the annexed Exhibit A, for a total purchase price (the "Purchase Price") of Two Million Four Hundred Fifty Thousand and 00/100 Dollars ($2,450,000.00), subject to the following terms and conditions:

         a. The Option shall continue in effect for a period of two (2) years commencing from the date of the sale of the Premises which is the subject of this Agreement (the "Option Period") and shall be exercisable by the Purchaser as hereafter provided.

         b. Notice of Purchaser's intention to exercise the Option (but not the closing of title to the Properties) must be by written notice (the "Notice") sent to Seller in the manner prescribed by subsection g hereinafter set forth, before expiration of the Option Period.

         c. If Purchaser shall fail to deliver the Notice to Seller within the Option Period, all of the rights of Purchaser with respect to the Option shall thereupon terminate and neither party shall have any further rights or obligations to the other hereunder with respect to the Option.

         d. Following delivery of the Notice by Purchaser to Seller within the Option Period, Purchaser and Seller shall execute and deliver a contract of sale for the Properties (the "Option Contract") for the Purchase Price, which Option Contract shall, except as otherwise provided herein, be substantially in the form of this Contract for the sale of the Premises, and upon such other terms and conditions with respect to the transfer of the Properties and otherwise (including acceptable and marketable title), which shall reasonably be acceptable to Purchaser. Without in any way limiting the foregoing, the Option Contract shall provide (i) for the closing of title to the Properties within ninety (90) days of the exercise of the Option, (ii) for the payment by the Seller of any and all prepayment fees and penalties relating to the prepayment of existing mortgages on the Properties provided that the Purchaser does not elect to assume the existing mortgages on the Properties, and (iii) for the Seller to use its best efforts to provide for the assignment of any existing mortgages on the Properties to the Purchaser, in the event the Purchaser elects to assume such existing mortgages. So long as Purchaser shall deliver the Notice to Seller within the Option Period, both (1) the execution and delivery of the Option Contract for the Properties and (2) the closing of title with respect thereto, may be subsequent to the expiration of the Option Period.

         e. Purchaser may assign the Option to any of its subsidiary, affiliate or parent corporations, to any corporation into which or with which Purchaser or any subsidiary, affiliate or parent corporation is duly merged or consolidated, or to anyone to which all or substantially all of Purchaser's assets are sold. Except as expressly permitted herein, any direct or indirect assignment of this Option shall automatically terminate the Option and all of Purchaser's rights hereunder with respect thereto.

         f. Purchaser may at its option record this Agreement or a memorandum hereof.

         g. Any notice or demand under the Option shall be sent or delivered by
(i) registered or certified mail, or (ii) facsimile or commercial overnight delivery (such as Federal Express or UPS), as follows: to Seller Attention:
Michael Paolercio, at 115 South MacQuesten Parkway, Mount Vernon, N.Y. 10550; and to Purchaser Attention: Fredric R. Wasserspring, at 115 South MacQuesten Parkway, Mount Vernon, N.Y. 10550. Any notice or demand shall be effective upon receipt.

         h. The Option shall be binding upon and inure to the benefit of the parties and their respective heirs, successors, and assigns and shall survive the closing of the Premises which is the subject of this Agreement.

                                    EXHIBIT A
PARCEL 1:                  60 SOUTH MACQUESTEN PARKWAY

TAX MAP DESIGNATION:       SECTION 164.75, BLOCK 1057, LOT 5

ALL that certain plot, piece of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Mount Vernon, County of Westchester and State of New York, consisting of portions of Lots Nos. 290, 291, 292, and 293 on a certain map entitled, "Map of West Mount Vernon, lying in the Town of Eastchester, County of Westchester and State of New York, made for the Teutonia Homestead Association," by Gustavus A. Sacchi, and filed in the County Clerk's Office, Division of Land Records, Westchester County, New York, on May 1, 1852 as Map No. 151, said portions of said lots when taken together as one parcel being bounded and described as follows:

BEGINNING at a point on the northwesterly side of MacQuesten Parkway South where the same is intersected by the northeasterly boundary line of land now or formerly belonging to David Schwartz as acquired by a deed from Bianco & Pepe, Inc., dated December 9, 1957 and recorded in said County Clerk's Office on December 10, 1957, in Liber 5765 of deeds, page 259, said point of beginning being distant southwesterly as measured along said side of MacQuesten Parkway South 293.00 feet from the southwesterly side of South West Street;

RUNNING THENCE along said northeasterly boundary line of said David Schwartz, North 57 degrees 33 minutes 08 seconds West 218.67 feet to a point in the easterly boundary line of land now or formerly belonging to the New York Central Railroad Company;

THENCE along said last mentioned boundary line, North 32 degrees 26 minutes 31 seconds East 115.00 feet to a point;

THENCE through Lot No. 290 on said map on a course of, South 57 degrees 33 minutes 08 seconds East, 218.68 feet to a point in the northwesterly side of MacQuesten Parkway;

THENCE along said side of MacQuesten Parkway, South 32 degrees 26 minutes 52 seconds West 115.00 feet to the point or place of BEGINNING.

PARCEL 2:                  70 SOUTH MACQUESTEN PARKWAY (BUILDING)

TAX MAP DESIGNATION:       SECTION 164.75, BLOCK 1057, LOTS 6 AND 10

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being, in the City of Mount Vernon, being parts of Lots Nos. 296, 295, 294 and portion of Lot 293, on a certain map entitled, "Map of West Mount Vernon, lying in the Town of Eastchester, County of Westchester and State of New York", made by the Teutonia Homestead Association, by Gustavus A. Sacchi, and filed in the Office of the County Clerk, Division of Land Records, formerly Register's Office of Westchester County, New York, on May 1, 1852 as Map No. 151, bounded and described as follows:

BEGINNING at a point on the northwesterly side of MacQuesten Parkway South (formerly South Railroad Avenue) where the same is intersected by the northerly line of lot 297, property now or formerly of Ward-Leonard Electric Co., said point of beginning being distant as measured along said northwesterly side of MacQuesten Parkway, South 408.00 feet southwesterly from the southwesterly side of South West Street;

RUNNING THENCE along the northerly line of Lot 297, which land now or formerly of Ward Leonard Electric Co., and along the land of the New York Central Railroad Company, formerly land of New York State Realty and Terminal Company on a course North 57 degrees 33 minutes 08 seconds West, 218.66 feet to the westerly line of land of New York Central Railroad Company;

THENCE along the last mentioned land on a course, North 32 degrees 26 minutes 31 seconds East 115.00 feet;

THENCE South 57 degrees 33 minutes 08 seconds East 218.67 feet through Lot 293 to the northwesterly side of MacQuesten Parkway South, formerly South Railroad Avenue;

THENCE along the same South 32 degrees 26 minutes 52 seconds West 115 feet to the point and place of BEGINNING.

PARCEL 3:                  70 SOUTH MACQUESTEN PARKWAY (LOT)

TAX MAP DESIGNATION:       SECTION 164.75, BLOCK 1057, LOTS 7 AND 8

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being; in the City of Mount Vernon, County of Westchester and State of New York, being portions of Lot Nos. 297, 298 and 299 on a certain map entitled "Map of West Mount Vernon, lying in the Town of Eastchester, County of Westchester and State of New York", filed in the Office of the Clerk of the County of Westchester, Division of Land Records (formerly Register's Office) on May 1, 1852, as Map No. 151, said portions of Lot Nos. 297, 298 and 299 being bounded and described as follows:

BEGINNING at a point on the northwesterly side of MacQuesten Parkway South distant 408 feet southwesterly as measured along said northwesterly side of MacQuesten Parkway South with the southwesterly side of West Street South, said point also being where the dividing line between Lots 296 and 297 intersects the northwesterly side of MacQuesten Parkway South;

RUNNING THENCE along said dividing line, North 57 degrees 33 minutes 08 seconds West 176.46 feet to land now or formerly of New York Central & Hudson River Railroad;

THENCE Southwesterly along the railroad property and along the arc of a curve to the left, having a radius of 2784.93 feet and a central angle of 2 degrees 35 minutes 28 seconds a distance of 125.94 feet;

THENCE South 59 degrees 48 minutes 08 seconds East 150.67 feet to a point on the northwesterly side of MacQuesten Parkway South;

THENCE along said northwesterly side of MacQuesten Parkway South, North 32 degrees 26 minutes 52 seconds East 117.33 feet to the point or place of BEGINNING.